CHANCELLOR CORPORATION

210 South Street

Boston, Massachusetts 02111

May 25, 2000

To the Stockholders of Chancellor Corporation:

Chancellor Corporation (the "Company") is pleased to send you the enclosed notice of the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on Friday, June 30, 2000 at the offices of Bingham Dana LLP, 150 Federal Street, Boston, MA 02110.

Ordinary annual meeting business will be transacted at the Meeting, including the election of directors. One (1) other action will be submitted to the stockholders at the Meeting:

1.	To ratify the selection by the Board of Directors of BKR Metcalf Davis, P.A. as the Company's independent public accountants for the 2000 fiscal year.

Please review the Company's enclosed Proxy Statement and Annual Report on Form 10-KSB carefully. If you have any questions regarding this material, please do not hesitate to contact Jennifer Marten, Assistant Clerk, at (617) 368-2700 .
Sincerely yours,

Brian M. Adley
Chairman and
Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

CHANCELLOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

210 South Street

Boston, Massachusetts 02111

To be held on June 30, 2000

The Annual Meeting of Stockholders (the "Meeting") of Chancellor Corporation (the "Company") will be held on Friday, June 30, 2000, at 2:00 p.m. at the offices of Bingham Dana LLP, 150 Federal Street, Boston, MA 02110 for the following purposes:
1.	To elect one (1) director to hold office for a term of three (3) years and until his successor shall be elected and shall have qualified;

2.	To ratify the selection by the Board of Directors of BKR Metcalf Davis, P.A. as the Company's independent public accountants for the 2000 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board has fixed the close of business on May 23, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting and only stockholders of record at the close of business on the date are entitled to notice of, and to vote and act at, the Meeting.

Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS
CHANCELLOR CORPORATION

Jennifer Marten
Assistant Clerk

Boston, Massachusetts
May 25, 2000

CHANCELLOR CORPORATION

210 South Street

Boston, Massachusetts 02111

(617) 368-2700

____________________

PROXY STATEMENT

____________________

ANNUAL MEETING OF STOCKHOLDERS

to be held June 30, 2000

INTRODUCTION

The Annual Meeting of Stockholders

This Proxy Statement is being furnished to holders of shares of Common Stock, $.01 par value (the "Common Stock") and Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock") of Chancellor Corporation, a Massachusetts corporation ("Chancellor" or the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, on June 30, 2000 at 2:00 p.m., and at any adjournment or adjournments thereof.

Matters to be Considered at the Meeting

At the Meeting, Stockholders will be acting upon the following matters: (i) to elect one (1) director to hold office for a term of three (3) years and until his successor shall be elected and shall have qualified and (ii) to ratify the selection by the Board of Directors of BKR Metcalf Davis, P.A. as the Company's independent public accountants for the 2000 fiscal year. See "ELECTION OF DIRECTORS" and "RATIFICATION OF AUDITORS".

Recommendations of the Board of Directors

The Board unanimously recommends adoption of all the matters to be submitted to the stockholders at the Meeting.

Beneficial Ownership of Securities and Voting Rights

As of the close of business on May 23, 2000, the record date for the Meeting, there were outstanding 58,802,565 shares of Common Stock and 350,000 shares of Series B Preferred Stock (the Common Stock and the Series B Preferred Stock are collectively referred to herein as the "Stock").

Holders of the Common Stock are entitled to one vote for each share of Common Stock held of record at the close of business on the record date. Each share of Series B Preferred Stock is convertible into ten (10) shares of the Common Stock and, thus, holders of the Series B Preferred Stock are entitled to ten (10) votes for each share of Series B Preferred Stock held of record at the close of business on the record date. For more information about the Company's outstanding stock, see "OTHER INFORMATION -- Principal Stockholders."

Proxies; Votes Required

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications, in favor of the election of the nominee for director listed herein, and with respect to any other business which may properly come before the Meeting, in the discretion of the named proxies.

If, in a proxy submitted on a stockholder's behalf by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then that proxy will not be counted as present at the Meeting with respect to such proposals. Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum for such proposals. Any proxy may be revoked at any time prior to the voting thereof by delivering to the Assistant Clerk of the Company a written revocation of a duly executed proxy bearing a later date or by voting in person at the Meeting. The expected date of the first mailing of this proxy statement and the enclosed proxy is June 1, 2000.

The affirmative vote of a plurality of the shares of the Company's Stock present at the Meeting, in person or by proxy, is required for the reelection of the member of the Board. The affirmative vote of the holders of a majority of the shares of the Company's Stock issued and outstanding is required for the ratification of auditors.

Shares of the Company's Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as votes cast or shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast or as shares present or represented.

TABLE OF CONTENTS

ELECTION OF DIRECTORS

Proposal 1

Introduction

Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board is currently divided into three (3) classes having staggered terms of three (3) years each. Under Section 50A, the Board may determine the total number of directors and the number of directors to be elected at any annual meeting or special meeting in lieu thereof. The Board has fixed at one (1) the number of Class I directors to be elected at the 2000 Annual Meeting. At the Meeting, the stockholders will be asked to re-elect Brian M. Adley as the Class I director to serve in such capacity until the 2003 Annual Meeting and until his successor is duly elected and qualified.

It is the intention of the persons named in the enclosed proxy to vote to elect the nominee named above, who is an incumbent director, and who has consented to serve if elected. If some unexpected occurrence should make necessary, in the direction of the Board of Directors, the substitution of some other person for the nominee, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board of Directors.

Nominees, Directors, Executive Officers and Certain Significant Employees

The directors, executive officers and certain significant employees of the Company are as follows:

Name	Age	Position(s) Held

Brian M. Adley *	37	Director, Chief Executive Officer
M. Rea Brookings	55	Director, President - Tomahawk Truck and Trailer Sales
Rudolph Peselman	54	Director
Franklyn E. Churchill	61	Director, President, Chief Operating Officer
David F. Herring	55	Executive Vice President, Tomahawk Truck and Trailer Sales
Craig Jackson	40	Vice President of Remarketing
Jonathan Ezrin	45	Treasurer, Principal Accounting Officer
Colleen M. Durand	38	Controller

* Nominee for re-election as a director

There are no family relationships between any directors, executive officer, employees or person nominated or chosen to become a director or executive officer.

Business Experience of Directors, Executive Officers and Certain Significant Employees

Directors Serving a Term Expiring

At the 2002 Annual Meeting (Class II Directors)

Ms. Brookings has served as President of Tomahawk Truck and Trailer Sales, a wholly owned subsidiary of the Company, since its inception in 1991. Prior to co-founding Tomahawk, Ms. Brookings held a number of executive and operational positions owning, managing, and operating a number of retail establishments from 1984 through 1990. Ms. Brookings is the architect of Tomahawk's extensive customer service/telemarketing concept. Under Ms. Brookings' leadership, gross revenues grew from approximately $500,000 in 1991 to approximately $50,000,000 in 1999. The Company's retail business grew from 59 units sold in 1991 to over 2,700 units sold in 1999. Ms. Brookings is a public speaker on family issues.

Mr. Peselman was elected a director in December 1996. He has extensive experience in international trade and business development, specifically in the Russian Federation and Commonwealth of Independent States. He has been President and Director of Kent International, Ltd., an international business development and consulting company since 1989. Mr. Peselman was Vice President of Eric Management, a real estate development and management company, from 1976 to 1989 and had served as a director of Engineering Firm, a firm which managed technical reconstruction of a furniture manufacturing facility in the Ukraine, from 1970 to 1988.

Director Serving a Term Expiring

At the 2001 Annual Meeting (Class III Directors)

Mr. Churchill has served as President and Chief Operating Officer of the Company since July 1998. Mr. Churchill is the sole Class III Director. Prior to joining the Company, Mr. Churchill served as Vice President of Acquisitions for Associates First Capital Corporation, the second largest specialty finance company in the country and a former subsidiary of Ford Motor Corporation. Mr. Churchill has also served as Executive Vice President for Gelco/GE Fleet Management. During his 12 years at Gelco, Mr. Churchill managed the fleet leasing operations that grew from approximately 90,000 units under lease or management, to over 600,000 units under lease or management. Additionally, Mr. Churchill oversaw the origination of approximately 80,000 units under lease or management per year, and the remarketing of approximately 80,000 units per year. Mr. Churchill has also served in various executive and managerial capacities with Ford Motor Credit Corporation (FMCC), where he was responsible for opening several FMCC offices in the New England and New York areas. Mr. Churchill later headed up FMCC's northeastern operations, which at the time was one of Ford's largest regional operations with respect to lease, wholesale, commercial and retail loans outstanding

Nominee to Serve as a Director for a Term Expiring

At the 2000 Annual Meeting (Class I Directors)

Mr. Adley was elected a director in July 1995 and is the sole Class I Director. As part of the restructuring that occurred in late December 1996, Mr. Adley became the Chairman of the Board and Chief Executive Officer of the Company. Mr. Adley has been Chairman and Chief Executive Officer of Vestex Capital Corporation, a private investment firm and a large shareholder of the Company. Mr. Adley has also served in a number of senior management capacities for several public and private companies. From 1985 to 1989, Mr. Adley was a Senior Consultant at Price Waterhouse.

Executive Officers

Mr. Simpson has been employed as Chief Financial Officer of the Company since April 2000. He is responsible for directing all the financial affairs of the Company. Prior to his employment with the Company, Mr. Simpson was a Principal of a large regional public accounting for six years and held a management position with an international public accounting firm prior to that period.

Mr. Herring has served as Executive Vice President and Chief Financial Officer of Tomahawk Truck and Trailer Sales since its inception in 1991. Prior to co-founding Tomahawk, Mr. Herring was a Manager at Gelco/GE Fleet Management from 1985 through 1991. From 1980 through 1985, Mr. Herring was the Treasurer of Trucks, Inc., which specialized in bankruptcies and liquidations in the motor carrier industry. From 1974 through 1985, Mr. Herring was engaged in the public accounting field as a Partner of Swearingen and Herring Co., CPA

Mr. Jackson has been employed by the Company since April 1984. He currently holds the position of Vice President of Remarketing and is responsible for the sale and re-lease of all leased equipment held in the Company's portfolio and in the trusts under management. Prior to his current position, he held the title of Vice President of Operations with responsibility for purchasing and servicing all newly leased equipment. Prior to his employment with the Company, Mr. Jackson held various positions with The Hertz Corporation, the last being fuel buyer in Hertz's New York corporate headquarters.

Mr. Ezrin has been the Principal Accounting Officer of the Company since 1997. Prior to serving as Principal Accounting Officer, Mr. Ezrin held a number of financial positions with the Company, including Controller from 1997 to 1999, Assistant Controller from 1996 to 1997, Accounting Manager from 1993 to 1996, and Senior Accountant from 1992 to 1993. Prior to joining the Company, Mr. Ezrin was Controller or Assistant Controller for several privately held companies from 1980 to 1991.

Certain Significant Employees

Ms. Durand has been the Controller of the Company since 1999. Prior to serving as Controller, Ms. Durand served as the Company's Assistant Controller from 1998 to 1999. Prior to joining the Company, Ms. Durand served in the capacities of Controller, Assistant Controller and Financial Manager of several privately held corporations, including Hill Holiday Connors Cosmopoulos, T.J. Clark, Rizzo Simon Cohn, and Leonard Monahan.

Certain Transactions

The above-named directors and executive officers have indicated that neither they nor any of their respective affiliates has any relationship with the Company that is required to be disclosed pursuant to Item 404 of Regulation  S-B promulgated under the Securities Exchange Act of 1934 except for the transactions referred to under "Compensation Committee Interlocks and Insider Participation".

Committees; Attendance

The Audit Committee of the Board was formed in 1983 and is currently composed of Messrs. Adley, Churchill and Peselman. Mr. Adley is Chairman of the Audit Committee. The functions of the Audit Committee include recommending to the Board the appointment of the independent auditors, reviewing the independence of the auditors, meeting with the auditors to review the scope and result of the annual audit, reviewing the Company's accounting procedures, internal controls, and proposed changes in financial and accounting standards and principles, and reviewing the scope of other services provided by the auditors.

Messrs. Adley and Peselman are the current members of the Company's Resource and Compensation Committee. Mr. Peselman is Chairman of the Resource and Compensation Committee. The Resource and Compensation Committee was formed in 1983. Its function includes reviewing the total compensation paid to the Company's directors and officers and the granting of stock options. Since March 24, 1992, a special Option Compensation Committee has administered stock option plans in connection with the granting of stock options to persons who are executive officers. Messrs. Adley and Peselman currently compose the Option Compensation Committee.

The Mergers and Acquisitions Committee was formed in February 1996 and is currently composed of Messrs. Adley, Churchill and Peselman. Mr. Adley is Chairman of this committee.

Attendance. During the year ended December 31, 1999, the Board held 12 meetings, the Audit Committee had 7 meetings, the Compensation Committee held one meeting and the Mergers and Acquisitions Committee held 2 meetings. Each director attended more than 75% of the meetings of the Board and of the committees of which he was a member.

Directors' Compensation

As a result of the restructuring that occurred in December 1996, Directors no longer receive any cash fees with respect to services rendered. The only compensation that directors of the Company currently receive is the grant of stock options pursuant to the Company's 1994 Directors Stock Option Plan, as amended, and reimbursement of reasonable out of pocket expenses. Under that plan, as amended, non-employee directors elected prior to December 31, 2007 may be granted options at the discretion of the Option Compensation Committee subject to the availability of an adequate number of shares of Common Stock reserved for issuance under the Plan. There are currently 1,483,000 shares of Common Stock available for grant under the Plan.

EXECUTIVE COMPENSATION

The annual and long-term remuneration paid to or accrued for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services rendered during the years ended December 31, 1999, 1998 and 1997 was as follows:

Summary Compensation Table

	Annual Compensation			All Other
Name and Principal	Salary		Bonus (1)	Compensation		Options
Position	Year	$	$	$		#

Brian M. Adley	1999	1	- - -	- - -		- - -
Chairman & CEO	1998	1	- - -	- - -		- - -
	1997	- - -	- - -	- - -		- - -

Franklyn E. Churchill	1999	350,000	350,000	- - -		- - -
President & COO (2)	1998	83,718	175,000	- - -		2,500,000	(6)
	1997	- - -	- - -	- - -		- - -

M. Rea Brookings	1999	200,000	- - -	- - -		- - -
President, Tomahawk (3)	1998	- - -	- - -	- - -		- - -
	1997	- - -	- - -	- - -		- - -

David F. Herring	1999	200,000	- - -	- - -		- - -
Exec. VP, Tomahawk (4)	1998	- - -	- - -	- - -		- - -
	1997	- - -	- - -	- - -		- - -

Craig Jackson	1999	84,000	89,649	- - -		- - -
Vice President of	1998	84,000	56,895	500	(5)	- - -
Remarketing	1997	84,000	32,893	500	(5)	400,000	(7)

(1)	Unless otherwise specified, figure includes commissions paid under the Company's incentive program for sales personnel.
(2)	Employment commenced July 1, 1998.
(3)	Employment commenced January 29, 1999.
(4)	Employment commenced January 29, 1999.
(5)	Includes $500 paid by the Company during the fiscal year with respect to the Company's 401(k) plan.
(6)

Includes a total of 350,000, 200,000, 200.000 and 200,000 shares that Mr. Churchill is entitled to acquire through the exercise of stock options that were granted on July 1, 1998 and vest on July 1, 1998, 1999, 2000 and 2001, respectively. Also includes a total of 1,500,000 shares that Mr. Churchill is entitled to acquire through the exercise of a stock purchase warrant by and between Mr. Churchill and Vestex Capital Corporation.

(7)

Includes a total of 33,333, 33,333 and 33,334 shares that Mr. Jackson is entitled to acquire through the exercise of stock options that were granted on October 1, 1997 and vest on October 1, 2000, 2001 and 2002, respectively for which the vesting and exercise dated for these options can be accelerated upon the completion of certain predetermined performance criteria.

Aggregated Option Exercises in Last Fiscal year and FY-End Option Values

			Number of Securities		Value of
			Underlying Unexercised		Unexercised in-the-Money
	Shares		Options at FY-End		Options at FY-End ($)
Name	Acquired (#)	$	Exercisable	Unexercisable	Exercisable	Unexercisable
Brian M. Adley	- - -	- - -	200,000	- - -	30,577	- - -
Franklyn E. Churchill	- - -	- - -	550,000	400,000	28,350	- - -
Jonathan Ezrin	30,000	3,000	97,500	105,000	11,977	- - -
Craig Jackson	- - -	- - -	140,000	280,000	15,219	- - -

Compensation Committee Interlocks and Insider Participation

Other than Brian M. Adley, Chief Executive Officer of the Company, no person serving on the Compensation Committee at any time during fiscal year 1999 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal year 1999, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

The Company is provided investment banking and consulting services by an affiliate of the Company's majority stockholder, Vestex Capital Corporation ("VCC"), pursuant to a consulting agreement approved by the shareholders at the 1995 Annual Meeting of the Stockholders, as amended in July 1998. Brian M. Adley is a shareholder of VCC. VCC provides specified services including, but not limited to, general business consulting, the development and implementation of the Company's 1997 transition and turnaround strategies, development of domestic and international business opportunities and growth strategies, identification and development of strategic alliances, support of merger and acquisition activity, debt and equity raising efforts, and other financing activities.

RATIFICATION OF AUDITORS

Proposal 2

Introduction

The Board has appointed BKR Metcalf Davis, P.A. (formerly Metcalf, Rice, Fricke and Davis, certified public accountants), as auditors to examine the financial statements of the Company for fiscal year 2000 and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders. BKR Metcalf Davis, P.A. has served as the Company's auditors since February 1999.

In the event that the stockholders do not ratify the appointment of BKR Metcalf Davis, P.A., the adverse vote will be considered as a direction to the Board to select other auditors for the next fiscal year.

It is understood that even if the selection of BKR Metcalf Davis, P.A. is ratified, the Board, in its sole discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone.

Other Business

The Board knows of no other matter to be presented at the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Principal Stockholders

As of the close of business on May 23, 2000, the record date for the meeting, there were 58,802,565 shares of Common Stock and 350,000 shares of Series B Preferred Stock outstanding. Holders of the Common Stock of the Company are entitled to one vote for each share of Common Stock and holders of Series B Preferred Stock are entitled to ten (10) votes for each share of Series B Preferred Stock held of record at the close of business on the record date.

The number of shares of Common Stock beneficially owned by the persons or entities known by management to be the beneficial owners of more than 5% of the outstanding shares, the number of shares beneficially owned by each director, each nominee for election or re-election as a director and each executive officer, the number of shares beneficially owned by all directors and officers as a group, as of the record date, as "beneficial ownership" has been defined under rules promulgated by the Securities and Exchange Commission, and the actual sole or shared voting power of such persons, as of the record date, are set forth in the following table.

Securities and Exchange Commission Rule 13d-3 defines "beneficial ownership" as voting or investment decision power over shares. Beneficial ownership does not necessarily mean that the holder enjoys any economic benefit from those shares .
Name and	Common Stock		Percentage
Address of	Beneficially		of Shares	Voting Power (1)
Beneficial Owner	Owned		Outstanding	Shares		Percentage

Vestex Capital Corporation (2)	31,068,906	(3)(4)(5)	48.1%	30,868,906	(3)	49.5%
Brian M. Adley (2)	33,968,906	(3)(4)(6)	52.6%	33,768,906	(3)(4)	54.2%
Franklyn E. Churchill (9)	750,000	(7)	*	-		*
M. Rea Brookings (10)	2,070,000		3.2%	2,070,000		3.3%
David F. Herring (10)	2,070,000		3.2%	2,070,000		3.3%
Craig Jackson (11)	167,000	(8)	*	27,000		*
Rudolph Peselman (12)	200,000	(6)	*	-		*

Directors, Officers and
Executives as a
Group (6 Persons)	39,225,906	(13)	60.8%	37,935,906	(3)	60.9%

*  Less than one percent (1.0%)
(1)

Number of votes of which each person is entitled to cast expressed as a number and as a percentage of all votes which all stockholders are entitled to cast at the Meeting, assumes no exercise of stock options.

(2)	This stockholder's address is 405 Waltham Street, Suite 314, Lexington, MA 02173.
(3)	Includes approximately 3,200,000 shares that have been reserved under Warrant Agreements for certain key employees.
(4)

Includes all shares owned by Vestex Capital Corporation reported above. Mr. Adley has sole or shared voting power as to all such shares, but does not necessarily enjoy any economic benefit from these shares.

(5)	Includes options to purchase 200,000 shares acquired from a former director under the 1994 Director's Stock Option Plan.
(6)	Includes 200,000 and 200,000 shares which Mr. Adley and Mr. Peselman, respectively, are entitled to acquire through the exercise of outstanding stock options prior to December 1998.
(7)

Mr. Churchill is deemed to own 750,000 of these shares by virtue of options to purchase these shares which are currently exercisable or exercisable within 60 days from the date of this table. Mr. Churchill has a total of
950,000 shares that he is entitled to acquire through the exercise of incentive stock options from the Company. Also, this figure does not include a total of 1,500,000 shares that Mr. Churchill is entitled to acquire through the exercise of a stock purchase warrant by and between Mr. Churchill and Vestex Capital Corporation.

(8)	Mr. Jackson is deemed to own 140,000 of these shares by virtue of stock options, which are currently exercisable or exercisable within 60 days from the date of this table.
(9)	Mr. Churchill maintains a business address at 210 South Street, Boston, MA 02111.
(10)	Ms. Brookings and Mr. Herring maintain a business address at 4382 S. Moreland Avenue, Conley, GA 30288.
(11)	Mr. Jackson maintains a business address at 700 Division Street, Elizabeth, NJ 07201.
(12)	Mr. Peselman maintains a business address at 255 Washington Street, Suite 150, Newton, MA 02158.
(13)	Includes 1,090,000 shares beneficially owned by all current directors and executive officers as a group based on stock options, which are exercisable or exercisable within 60 days of this table.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is aware that the following individuals have not filed Form 3, 4 or 5, as may be required: Vestex Capital Corporation, Brian M. Adley, M. Rea Brookings, Rudolph Peselman and Franklyn E. Churchill. The Company believes that it is the intent of these individuals to file all appropriate forms by June 11, 2000.

Information Concerning Auditors

Based upon the recommendation of its Audit Committee, the Board of Directors has selected the firm of BKR Metcalf Davis, P.A. as the independent auditors of the Company for the fiscal year ending December 31, 2000. BKR Metcalf Davis, P.A. has acted in such capacity for the Company since February 1999. The Company does not anticipate having a representative of BKR Metcalf Davis, P.A. present at the Meeting.

Deadline For Submission of Stockholder Proposals

Stockholders may present proposals for inclusion in the 2001 Proxy Statement provided that such proposals are received by the Clerk of the Company no later than January 26, 2001 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

Additional Information

Accompanying this Proxy Statement is a copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. The Annual Report on Form 10-KSB constitutes the Company's Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 at the following regional offices of the Commission: 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained upon payment of the Commission's customary charges by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Jennifer Marten of the Company at (617) 368-2700.